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                             SUB-ADVISORY AGREEMENT


         AGREEMENT made this ____ day of ______, 1998 among MainStay VP Series Fund, Inc., (the "Company"), New York Life Insurance Company (the "Adviser") and The Dreyfus Corporation (the "Sub-Adviser").

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

         WHEREAS, the Company is authorized to issue separate series, each of which will offer a separate class of shares, each series having its own investment objective or objectives, policies, and limitations;

         WHEREAS, the Company currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

         WHEREAS, pursuant to a Investment Advisory Agreement, effective as of December 15, 1996, a copy of which has been provided to the Sub-Adviser, the Company has retained the Adviser to render advisory, management, and administrative services to many of the Company's series;

         WHEREAS, the Company and the Adviser wish to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Company, and the Sub-Adviser is willing to furnish such services to the Company and the Adviser;

         NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Company, the Adviser, and the Sub-Adviser as follows:

                  I. Appointment. The Company and the Adviser hereby appoint The Dreyfus Corporation to act as Sub-Adviser to the Series designated on Schedule A of this Agreement (the "Series") for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                  In the event the Company designates one or more series other than the Series with respect to which the Company and the Adviser wish to retain the Sub-Adviser to render investment advisory services hereunder, they shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Company and Adviser in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

                  2. Sub-Advisory Duties. Subject to the supervision of the Company's Board of Directors and the Adviser, the Sub-Adviser will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a
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continuous program of evaluation, investment, sales, and reinvestment of the
Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Sub-Adviser is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series. The Sub-Adviser will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Company's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser further agrees as follows:

                  (a) The Sub-Adviser will (1) take all steps necessary to manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (2) take all steps necessary to manage the Series so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued thereunder, and (3) use reasonable efforts to manage the Series so as to ensure compliance by the Series with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. The Adviser or the Company will notify the Sub-Adviser of any pertinent changes, modifications to, or interpretations of
Section 817(h) of the Internal Revenue Code and regulations issued thereunder.

                  (b) The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Company's Board of Directors of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statement of the Company under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy. The Adviser or the Company will notify the Sub-Adviser of pertinent provisions of applicable state insurance law with which the Sub-Adviser must comply under this Paragraph 2(b).

                  (c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Sub-Adviser or any of its affiliates, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that is fair and equitable in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Company and to such other clients, subject to review by the Adviser and the Board of Directors.

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                  (d) In connection with the purchase and sale of securities for the Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Company's custodian and portfolio accounting agent.

                  (e) The Sub-Adviser will monitor on a daily basis the determination by the portfolio accounting agent for the Company of the valuation of portfolio securities and other investments of the Series. The Sub-Adviser will assist the custodian and portfolio accounting agent for the Company in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Company, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser.

                  (f) The Sub-Adviser will make available to the Company and the Adviser, promptly upon request, all of the Series' investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Company) as are necessary to assist the Company and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Company are being conducted in a manner consistent with applicable laws and regulations.

                  (g) The Sub-Adviser will provide reports to the Company's Board of Directors for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Company's Board of Directors with respect to the Series such periodic and special reports as the Directors and the Adviser may reasonably request.

                  (h) In rendering the services required under this Agreement, the Sub-Adviser may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Sub-Adviser may not retain as subadviser any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Company's Board of Directors and a majority of Directors who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Company, the Adviser, or the Sub-Adviser, or any such company that is retained as subadviser, and is approved by the vote of a majority of the outstanding voting

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securities of the applicable Series of the Company to the extent required by the
1940 Act. The Sub-Adviser shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Sub-Adviser, any subadviser that the Sub-Adviser has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Sub-Adviser's knowledge, in any material connection with the handling of Company assets:

                  (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

                  (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

                  (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

                  3. Broker-Dealer Selection. The Sub-Adviser is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Company, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Company, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or its affiliate's overall responsibilities with respect to the Series and to their

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other clients as to which they exercise investment discretion. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Series to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Board of Directors of the Company indicating the broker-dealers to which such allocations have been made and the basis therefor.

                  4.Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the post-effective amendment to the Registration Statement for the Company filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Sub-Adviser is required to be registered.

                  5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its Sub-Advisory duties under this Agreement. The Adviser or the Company shall be responsible for all the expenses of the Company's operations including, but not limited to:

                  (a) Expenses of all audits by the Company's independent public accountants;

                  (b) Expenses of the Series' transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

                  (c) Expenses of the Series' custodial services including recordkeeping services provided by the custodian;

                  (d) Expenses of obtaining quotations for calculating the value of the Series' net assets;

                  (e) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for the Series;

                  (f) Expenses of maintaining the Company's tax records;

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                  (g) Salaries and other compensation of any of the Company's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Sub-Adviser or an affiliate of the Sub-Adviser;

                  (h) Taxes levied against the Company;

                  (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;

                  (j) Costs, including the interest expense, of borrowing money;

                  (k) Costs and/or fees incident to meetings of the Company's shareholders, the preparation and mailings of prospectuses and reports of the Company to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Company's existence, and the regulation of shares with federal and state securities or insurance authorities;

                  (l) The Company's legal fees, including the legal fees related to the registration and continued qualification of the Company's shares for sale;

                  (m) Costs of printing stock certificates representing shares of the Company;

                  (n) Directors' fees and expenses to Directors who are not officers, employees, or stockholders of the Sub-Adviser or any affiliate thereof;

                  (o) The Company's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

                  (p) Association membership dues;

                  (q) Extraordinary expenses of the Company as may arise including expenses incurred in connection with litigation, proceedings, and other claims (unless the Sub-Adviser is responsible for such expenses under Section 14 of this Agreement), and the legal obligations of the Company to indemnify its Directors, officers, employees, shareholders, distributors, and agents with respect thereto; and

                  (r) Organizational and offering expenses.

                  6. Compensation. For the services provided, the Adviser will pay the Sub-Adviser a fee, payable monthly, as described on Schedule B.

                  7. Seed Money. The Adviser agrees that the Sub-Adviser shall not be responsible for providing money for the initial capitalization of the Series.

                  8. Compliance.

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                  (a) The Sub-Adviser agrees that it shall immediately notify the Adviser and the Company (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Sub-Adviser further agrees to notify the Adviser and the Company immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Company, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

                  (b) The Adviser agrees that it shall immediately notify the Sub-Adviser (1) in the event that the SEC has censured the Adviser or the Company; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder.

                  9. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Series are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's or the Adviser's request, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

                  10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Securities and Exchange Commission and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Company.

                  11. Representations Respecting Sub-Adviser. The Adviser and the Company agree that neither the Company, the Adviser, nor affiliated persons of the Company or the Adviser shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or

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representations contained in the Registration Statement, prospectus, or statement of additional information for the Company shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser. The parties agree that in the event that the Adviser or an affiliated person of the Adviser sends sales literature or other promotional material to the Sub-Adviser for its approval and the Sub-Adviser has not commented within 30 days, the Adviser and its affiliated persons may use and distribute such sales literature or other promotional material, although, in such event, the Sub-Adviser shall not be deemed to have approved of the contents of such sales literature or other promotional material.

                  12. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Company shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserve the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Sub-Adviser.

                  13. Services Not Exclusive. It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.

                  14. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Company and the Adviser agree that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser's duties, or by reason of reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

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                  15. Indemnification.

                  (a) The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities to the Company which
(1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement or prospectus covering shares of the Company or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Company or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

                  (b) Notwithstanding Section 14 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of
Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Series which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser, (2) may be based upon a failure to comply with Section 2, Paragraph (a) of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Company or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Company, or any affiliated person of the Adviser or Company by the Sub-Adviser or any affiliated person of the

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Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  (c) The Adviser shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub- Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent both the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

                  (d) The Sub-Adviser shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in

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the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Adviser Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person which counsel shall be satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

                  16. Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two (2) years from the date first indicated above and continue on an annual basis thereafter with respect to the Series; provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, and
(b) the vote of a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall not provide any services for a Series or receive any fees on account of such Series with respect to which this Agreement is not approved as described in the preceding sentence. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to the Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (a) by the Adviser at any time without penalty, upon sixty
(60) days' written notice to the Sub-Adviser and the Company, (b) at any time without payment of any penalty by the Company, upon the vote of a majority of the Company's Board of Directors or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser at any time without penalty, upon sixty (60) days' written notice to the Adviser and the Company. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Adviser or the Company, free from any claim or retention of rights in such record by the Sub-

Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(f), 9, 10, 11, 14, 15, and 18 of this Agreement shall remain in effect, as well as any applicable provision of this Paragraph numbered 16.

                  17. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Directors of the Company, including a majority of the Directors of the Company who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

                  18. Use of Name.

                  (a) It is understood that the name MainStay or any derivative thereof or logo associated with that name is the valuable property of the Adviser and/or its affiliates, and that the Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Company and/or the Series. Upon termination of the Investment Advisory Agreement between the Company and the Adviser, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

                  (b) It is understood that the name ______________________or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Company and/or the Series have the right to use such name (or derivative or logo) in offering and marketing materials of the Company with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Company and/or the Series with such approval not to be unreasonably withheld. In the event the Sub-Adviser does not respond within (5) business days, such material shall be deemed approved . Upon termination of this Agreement between the Company, the Adviser, and the Sub-Adviser, the Company shall forthwith cease to use such name (or derivative or logo).

                  19. The obligations of this Agreement shall be binding upon the assets and property of the Company and shall not be binding upon any Director, officer, or shareholder of the Company individually.

                  20. Miscellaneous.

                  (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

                  (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) To the extent permitted under Section 16 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

                  (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (e) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Adviser, or constituting the Adviser as an agent of the Sub-Adviser.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



                                            MainStay VP Series Fund, Inc.



________________________                    By:________________________________
Attest



________________________                         ______________________________
Title                                            Title


                                            New York Life Insurance Company



________________________                    By:________________________________
Attest



________________________                         ______________________________
Title                                            Title


                                            The Dreyfus Corporation



________________________                    By:________________________________
Attest



________________________                         ______________________________
Title                                            Title

                                   SCHEDULE A


         The Series of MainStay VP Series Fund, Inc., as described in Section 1 of the attached Sub-Advisory Agreement, to which The Dreyfus Corporation shall act as Sub-Adviser are as follows:


Dreyfus Large Company Value Portfolio

                                   SCHEDULE B

                       COMPENSATION FOR SERVICES TO SERIES


         For the services provided by The Dreyfus Corporation to the following Series of MainStay VP Series Fund, Inc., pursuant to the attached Sub-Advisory Agreement, the Adviser will pay the Sub-Adviser a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

                                      Rate

                        .50% on assets up to $100 million
                        .45% on assets form $100 million to $250 million .40% on assets over $250 million